Exhibit 99.1

PERCEPTION CAPITAL CORP. II

PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Rick Gaenzle, Scott Honour and Corey Campbell as proxy of the undersigned to attend the Special Meeting of Shareholders (the “Special Meeting”) of Perception Capital Corp.II (“PCCT” and, after the Domestication as described below, “NewCo”), to be held via teleconference as described in the accompanying proxy statement/prospectus on [●], 2023 at [●] Eastern Time, and any postponement or adjournment thereof, and to vote as if the undersigned were then and there personally present on all matters set forth in the Notice of Special Meeting, dated [●], 2023, a copy of which has been received by the undersigned, as follows:

IN HIS DISCRETION, THE PROXY HOLDER IS AUTHORIZED TO VOTE UPON SUCH OTHER MATTER OR MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING AND ANY ADJOURNMENT(S) THEREOF. THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFIC INDICATION ABOVE. IN THE ABSENCE OF SUCH INDICATION, THIS PROXY WILL BE VOTED “FOR” EACH PROPOSAL AND, AT THE DISCRETION OF THE PROXY HOLDER, ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

SHAREHOLDERS SHOULD SIGN THE PROXY CARD PROMPTLY AND RETURN IT IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE TO ENSURE THAT IT IS RECEIVED BEFORE THE SPECIAL MEETING.

(Continued and to be marked, dated and signed on reverse side)

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to be Held on [●], 2023: The Proxy Statement/Prospectus is available at: https://www.cstproxy.com/[●].

Perception Capital Corp. II — THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH PROPOSAL.	Please mark vote as indicated in this example

Proposal No. 1: The Business Combination Proposal — to consider and vote upon a proposal to approve, by ordinary resolution, and adopt the Agreement and Plan of Merger, dated as of January 16, 2023 (as may be amended from time to time, the “Merger Agreement”), by and among PCCT, Perception Spectaire Merger Sub Corp., a Delaware corporation and a direct wholly-owned subsidiary of PCCT (“Merger Sub”), and Spectaire Inc., a Delaware corporation (“Spectaire”), a copy of which is attached to the accompanying proxy statement/prospectus as Annex A. The Merger Agreement provides for, among other things, the merger of Merger Sub with and into Spectaire (the “Merger”), with Spectaire surviving the Merger as a direct wholly-owned subsidiary of NewCo, in accordance with the terms and subject to the conditions of the Merger Agreement as more fully described elsewhere in the accompanying proxy statement/prospectus;

	FOR	AGAINST	ABSTAIN

Proposal No. 2: The Domestication Proposal — to consider and vote upon a proposal to approve, by special resolution, the change of PCCT’s jurisdiction of incorporation by deregistering as an exempted company in the Cayman Islands and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware (the “Domestication” and, together with the Merger, the “Business Combination”);

	FOR	AGAINST	ABSTAIN

Proposal No. 3: The Organizational Documents Proposals — to consider and vole upon the following, four separte proposals to approve by special resolution, the following material differences between PCCT Amended and Restated Memorandum and Articles of Association and the proposed new certificate of incorporation and the proposed new bylaws (together, the “Proposed Organizational Documents”) of NewCo (a corporation incorporated in the State of Delaware, each to be effective upon the Domestication and the filing with and acceptance by the Delaware Secretary State of the certificate of domestication in accordance with Section 388 of the Delaware General Corporation Law (the “DGCL”)), Which will be renamed “Spectare Holdings Inc.” in connection with the Business Combination:

Organizational Documents Proposal A — to authorize the change in authorized share capital of PCCT from 500,000,000 Class A ordinary shares, par value $0.0001 per share, 50,000,000 Class B ordinary shares, par value $0.0001 per share, and 5,000,000 preference shares, par value $0.0001 per share, to 600,000,000 shares of common stock, par value $0.0001 per share, of Spectaire Holdings Inc. (“NewCo Common Stock”) and 20,000,000 shares of preferred stock, par value $0.0001 per share, of Spectaire Holdings Inc. (“NewCo Preferred Stock”);

	FOR	AGAINST	ABSTAIN

Organizational Documents Proposal B — to authorize the board of directors of NewCo (the “NewCo Board”) to issue any or all shares of NewCo Preferred Stock in one or more classes or series, with such terms and conditions as may be expressly determined by the NewCo Board and as may be permitted by the DGCL;

	FOR	AGAINST	ABSTAIN

Organizational Documents Proposal C — to provide that the NewCo Board be divided into three classes with only one class of directors being elected in each year and each class serving a three-year term; and

	FOR	AGAINST	ABSTAIN

Organizational Documents Proposal D — to authorize all other changes in connection with the replacement of PCCT’s Amended and Restated Memorandum and Articles of Association with the Proposed Organizational Documents in connection with the consummation of the Business Combination (copies of which are attached to the accompanying proxy statement/prospectus as Annex F and Annex G), including (1) changing the corporate name from “Perception Capital Corp. II” to “Spectaire Holdings Inc.,” (2) making NewCo’s corporate existence perpetual, (3) adopting Delaware as the exclusive forum for certain stockholder litigation and (4) removing certain provisions related to PCCT’s status as a blank check company that will no longer be applicable upon consummation of the Business Combination;

	FOR	AGAINST	ABSTAIN

Proposal No. 4 — The Director Election Proposal — to consider and vote upon proposals to approve, by ordinary resolution, assuming the Business Combination Proposal, the Domestication Proposal and the Organizational Documents Proposals are approved, the election of the following directors who, upon consummation of the Business Combination, will be the directors of NewCo (the “Director Election Proposal”), to be effective as of the closing of the Business Combination:

	FOR	AGAINST	ABSTAIN
Jorg Mosolf
	FOR	AGAINST	ABSTAIN
Frank Baldesarra
	FOR	AGAINST	ABSTAIN
Patricia Sapinsley
	FOR	AGAINST	ABSTAIN
James Sheridan
	FOR	AGAINST	ABSTAIN
Tao Tan
	FOR	AGAINST	ABSTAIN
Brian Semkiw
	FOR	AGAINST	ABSTAIN
Brian Hemond

Proposal No. 5 — The Stock Issuance Proposal — to consider and vote upon a proposal to approve, by ordinary resolution for purposes of complying with the applicable provisions of Nasdaq Listing Rule 5635, the issuance or potential issuance of NewCo Common Stock to (a) the Spectaire Stockholders and (b) the Eligible Spectaire Equityholders, in each case, as defined in the accompanying proxy statement/prospectus and pursuant to the Merger Agreement, to be effective prior to or substantially concurrently with the closing of the Business Combination;

	FOR	AGAINST	ABSTAIN

Proposal No. 6 — The Equity Incentive Plan Proposal — to consider and vote upon a proposal to approve, by ordinary resolution, the Spectaire Holdings Inc. 2023 Incentive Award Plan (the “Equity Incentive Plan Proposal”), to be effective prior to the closing of the Business Combination; and

	FOR	AGAINST	ABSTAIN

Proposal No. 7 — The Adjournment Proposal — to consider and vote upon a proposal to approve, by ordinary resolution, the adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for the approval of one or more proposals at the Special Meeting, to be effective as of the date of the Special Meeting.

	FOR	AGAINST	ABSTAIN

Signature	Signature, if held jointly	Date	, 2023

When Shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or another authorized officer. If a partnership, please sign in partnership name by an authorized person.